UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2007

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2007, Spansion Japan Limited (“Spansion Japan”), a Japanese corporation and an indirect wholly owned subsidiary of Spansion Inc. (the “Company”), entered into a senior facility agreement (the “Credit Agreement”) among Spansion Japan, GE Capital Leasing Corporation (“GE”), Sumisho Lease Co., Ltd., Mitsui Leasing & Development, Ltd., and certain lenders thereto, that provides Spansion Japan with a ¥48.4 billion senior secured term loan facility (approximately $410.8 million based on a U.S. dollar to Japanese yen exchange rate of $1.00 to ¥117.82 as of April 2, 2007) (the “Japan Credit Facility”). Because the amount subject to the Japan Credit Facility is denominated in Japanese yen, the U.S. dollar amount stated above is subject to change based on applicable exchange rates.

Spansion Japan may, pursuant to the terms of the Japan Credit Facility, borrow amounts in increments of ¥1.0 billion (approximately $8.5 million based on a U.S. dollar to Japanese yen exchange rate of $1.00 to ¥117.82 as of April 2, 2007). Amounts borrowed under the Japan Credit Facility bear interest at a rate equal to the Japanese yen three month Tokyo Interbank Offered Rate, or Japanese yen TIBOR, at the time of the drawdown, plus a margin of 2.0% per annum. As of April 2, 2007, Japanese yen three month TIBOR was 0.66083% percent.

Pursuant to the terms of the Japan Credit Facility, Spansion Japan is not permitted, among other things, to create any security interests or liens on any of its pledged assets and to sell or dispose of any of its pledged assets, subject to certain exceptions. The Japan Credit Facility may be terminated in the event of default in accordance with the terms of the Japan Credit Facility. Events of default under the Japan Credit Facility include, among other things, the following: a default in performance of payment; if any debt obligations of Spansion LLC (Spansion Japan’s direct parent) exceeding $25.0 million, or of Spansion Japan exceeding ¥1.0 billion, are not paid when due; or if any debt obligations of Spansion Japan or Spansion LLC are accelerated or otherwise become due and payable, in each case if not cured within applicable time periods set forth in the Japan Credit Facility.

Spansion Japan’s obligations under the Credit Agreement will be secured by, among other things, a first priority lien on certain assets of Spansion Japan pursuant to security agreements entered into concurrently with the Credit Agreement and granted in favor of GE (the “Security Agreements”) and a mortgage on certain leasehold property of Spansion Japan.

The preceding descriptions of the Japan Credit Facility is qualified in its entirety by reference to the full text of the Credit Agreement and Security Agreements, which the Company intends to file as exhibits to its Quarterly Report for the fiscal quarter ended April 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.
(Registrant)

Date: April 4, 2007	By:	/s/ Dario Sacomani
	Name:	Dario Sacomani
	Title:	Executive Vice President and Chief Financial Officer

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